                                                               EXHIBIT 99(P)(vi)

Memorandum                          Wellington Management Company, LLP

                                    To: New Covenant Funds

                                    From: Wellington Management Company, LLP
                                    Re:   Annual Code of Ethics Certification
                                    Date: August 10, 2004

                                    Wellington Management's Code of Ethics (the
                                    "Code") reflects the requirements set forth in Rule 17j-1 of the Investment Company Act of 1940, as amended in October 1999. Our Code is intended to set forth the code of conduct required by every Wellington Management employee and partner. We certify that our Code contains policies and procedures that are reasonably necessary to prevent a violation of our Code. We certify that based on our records no material issues have arisen under our Code for the twelve-month period ended June 30, 2004. A copy of the Code that was in effect as of June 30, 2004, is attached as Exhibit One.

                                    Our Code was revised effective July 1, 2004, to reflect material changes to the following sections of the Code: standards of conduct; confidentiality; personal securities transactions; reporting and certifications; gifts, travel and entertainment opportunities; and violations. A copy of the revised Code is attached as Exhibit Two.

                                    We expect to further revise our Code later this year to incorporate the additional obligation of reporting transactions in certain open-end mutual funds, as required by recently adopted Rule 204A-1 under the Investment Advisers Act of 1940.

                                    We would be pleased to provide additional information or respond to any questions that you may have concerning our Code requirements.

                                    Signature: /s/John B. Bruno
                                               ---------------------

                                    Printed Name:John B. Bruno
                                    Position: Vice President and Counsel

                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

MESSAGE FROM OUR                    "THE REPUTATION OF A THOUSAND YEARS MAY BE
CEO AND PRESIDENT                   DETERMINED BY CONDUCT OF ONE THE HOUR."
                                    ANCIENT JAPANESE PROVERB

                                    We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                                    We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                                    It is important that we all remember
                                    "client, firm, person" is our most
                                    fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

TABLE OF CONTENTS                   Standards of Conduct                                                       3
                                    Ethical Considerations Regarding Confidentiality                           4
                                    Policy on Personal Securities Transactions                                 4
                                     Accounts Covered                                                          4
                                     Transactions Subject to Pre-clearance                                     6
                                      Securities and Other Instruments Subject to Pre-clearance                6
                                      Transactions Exempt From Pre-clearance                                   6
                                      Non-volitional Transactions                                              7
                                      Requesting Pre-clearance                                                 7
                                     Restrictions on Covered Transactions                                      8
                                      Blackout Periods                                                         8
                                      Short Term Trading                                                       9
                                      Securities of Brokerage Firms                                           10
                                      Short Sales, Options and Margin Transactions                            10
                                      Derivatives                                                             10
                                      Initial Public Offerings ("IPOs")                                       10
                                      Private Placements                                                      11
                                     Open-End Mutual Fund Transactions                                        11
                                    Exemptive Procedure for Personal Trading                                  12
                                    Reporting and Certification Requirements                                  12
                                      Initial Holdings Report                                                 12
                                      Duplicate Brokerage Confirmations                                       13
                                      Quarterly Reporting of Transactions and Brokerage Accounts              13
                                      Annual Holdings Report                                                  14
                                      Quarterly Certifications                                                15
                                      Annual Certifications                                                   15
                                      Review of Reports and Additional Requests                               15
                                    Gifts, Travel and Entertainment Opportunities and Sensitive Payments      16
                                      General Principles                                                      16
                                      Accepting Gifts                                                         16
                                      Accepting Travel and Entertainment Opportunities                        17
                                      Solicitation of Gifts, Contributions, or Sponsorships                   18
                                      Giving Gifts (other than Entertainment Opportunities)                   19
                                      Providing Entertainment Opportunities                                   19
                                    Sensitive Payments                                                        20
                                    Other Activities                                                          20
                                    Violations of the Code of Ethics                                          21

                                    APPENDIX A - QUICK REFERENCE TABLE FOR PERSONAL SECURITIES TRANSACTIONS

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

STANDARDS OF CONDUCT                Wellington Management Company, LLP and its
                                    affiliates have a fiduciary duty to
                                    investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                                    Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                                    This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, THE FIRMWIDE COMPLIANCE MANAGER, AT 617.790.8149, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR CLARE VILLARI, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5437.

                                    The Code reflects the requirements of United
                                    States law, Rule 17j-1 of the Investment
                                    Company Act of 1940, as amended on October
                                    29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees worldwide (including temporary employees compensated directly by Wellington Management and other temporary employees to the extent that their employment with Wellington Management exceeds 90 days) and Partners.

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

ETHICAL CONSIDERATIONS              CONFIDENTIALITY IS A CORNERSTONE OF
REGARDING CONFIDENTIALITY           WELLINGTON MANAGEMENT'S FIDUCIARY
                                    OBLIGATION TO ITS CLIENTS AS WELL AS AN
                                    IMPORTANT PART OF THE FIRM'S CULTURE.

                                    Use and Disclosure of Information

                                    Information acquired in connection with
                                    employment by the organization is
                                    confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                                    Information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests is confidential and may not be disclosed to persons outside our organization and in no way can be used for personal gain or the gain of others.

                                    "Inside Information"

                                    Specific reference is made to the firm's
                                    Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management Intranet, which applies to personal securities transactions as well as to client transactions.

POLICY ON PERSONAL                  ALL EMPLOYEES ARE REQUIRED TO CLEAR THEIR
SECURITIES TRANSACTIONS             PERSONAL SECURITIES TRANSACTIONS
                                    (AS DEFINED REPORT THEIR BELOW) PRIOR TO
                                    EXECUTION, REPORT THEIR TRANSACTIONS AND
                                    HOLDINGS PERIODICALLY, AND REFRAIN FROM
                                    TRANSACTING EITHER IN CERTAIN TYPES OF
                                    SECURITIES OR DURING CERTAIN BLACKOUT
                                    PERIODS AS DESCRIBED IN MORE DETAIL IN THIS
                                    SECTION.

                                    EMPLOYEES SHOULD NOTE THAT WELLINGTON
                                    MANAGEMENT'S POLICIES AND PROCEDURES WITH
                                    RESPECT TO PERSONAL SECURITIES TRANSACTIONS
                                    ALSO APPLY TO TRANSACTIONS BY A SPOUSE,
                                    DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE
                                    FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD
                                    AS THE EMPLOYEE.

                                    ACCOUNTS COVERED

                                    Definition of "Personal Securities
                                    Transactions"

                                    A personal securities transaction is a
                                    transaction in which an Employee has a
                                    beneficial interest.

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    Definition of "Beneficial Interest"

                                    An Employee is considered to have a
                                    beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear, the following:

                                    1

                                    Securities owned individually by the
                                    Employee, including securities held in IRA's and other retirement accounts.

                                    2

                                    Securities owned jointly by the Employee with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations).

                                    3

                                    Securities in which a member of the
                                    Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct or indirect beneficial interest if the immediate family member resides in the same household as the Employee (including through a partnership, trust or other vehicle). This presumption may be rebutted if the Employee is able to provide the Operational Risk Management and Compliance Group (the "Compliance Group") with satisfactory assurances that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below).

                                    Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

                                    Exceptions

                                    If an Employee has a beneficial interest in an account that the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Firmwide Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. Examples of situations where grounds for an exemption may be presented include:

                                                                          Page 5
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    -    The Employee has no influence or
                                         control over the account (e.g.,
                                         the Employee has a
                                         professionally managed account
                                         over which the Employee has
                                         given up discretion); or

                                    -    The Employee has a substantial
                                         measure of influence or control
                                         over an account, but neither the
                                         Employee nor a member of the
                                         Employee's immediate family has
                                         any direct or indirect
                                         beneficial interest (e.g., a
                                         trust for which the Employee is
                                         a trustee but not a direct or
                                         indirect beneficiary);

                                    In all transactions involving such an
                                    account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's investment company or counseling clients, or with the Employee's position within Wellington Management. In this regard, please note "Ethical Considerations Regarding
                                    Confidentiality," referenced in this Code, which do apply to such situations.

                                    TRANSACTIONS SUBJECT TO PRE-CLEARANCE

                                    EXCEPT AS SPECIFICALLY EXEMPTED IN THIS
                                    SECTION, ALL EMPLOYEES MUST CLEAR THEIR
                                    PERSONAL SECURITIES TRANSACTIONS PRIOR TO
                                    EXECUTION. CLEARANCE FOR PERSONAL SECURITIES
                                    TRANSACTIONS FOR PUBLICLY TRADED SECURITIES
                                    WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME
                                    OF APPROVAL. SEE APPENDIX A FOR A SUMMARY OF
                                    SECURITIES SUBJECT TO PRE-CLEARANCE AND
                                    REPORTING, REPORTING ONLY AND EXEMPT
                                    SECURITIES.

                                    1

                                    Securities and Other Instruments Subject to
                                    Pre-clearance ("COVERED TRANSACTIONS")

                                    Transactions in bonds (including municipal bonds), stock (including shares of dosed end funds), Exchange Traded Funds ("ETFs") organized as something other than open-end mutual funds (such as HOLDRs), narrowly defined ETFs (such as sector ETFs), notes, convertibles, preferreds, ADRs, single stock futures, limited partnership and limited liability company interests (for example, hedge funds), options on securities, warrants, rights, etc., for US and non-US securities, whether publicly traded or privately placed are subject to the pre-clearance requirements of the Code.

                                    2

                                    Transactions Exempt from Pre-Clearance

                                    Pre-clearance and reporting is not required for transactions in open-end mutual funds (including broadly diversified Exchange Traded Funds organized as

                                                                          Page 6
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    open-end mutual funds such as SPDRs,
                                    iShares, QUBEs, DIAMONDs, etc.), variable insurance products, US Government securities, money market instruments, Wellington Trust Company pools, Wellington Management sponsored hedge funds, broad-based stock index and US government securities futures and options on such futures, commodities futures, foreign currency transactions.

                                    3

                                    Non-volitional Transactions

                                    Pre-clearance is not required, but reporting is required for non-volitional transactions. Non-volitional transactions include:

                                    -    automatic dividend reinvestment
                                         and stock purchase plan
                                         acquisitions;

                                    -    gifts of securities to an
                                         Employee over which the Employee
                                         has no control of the timing;

                                    -    gifts of securities from an
                                         Employee to non-profit
                                         organizations including private
                                         foundations and donor-advised
                                         funds;

                                    -    gifts of securities from an
                                         Employee to a donee or
                                         transferee (other than a
                                         non-profit organization)
                                         provided that the donee or
                                         transferee represents that he or
                                         she has no present intention of
                                         selling the donated security;
                                         and

                                    -    transactions that result from a
                                         corporate action applicable to
                                         all similar security holders
                                         (such as splits, tender offers,
                                         mergers, stock dividends, etc.).
                                         PLEASE NOTE, HOWEVER, THAT MOST
                                         OF THESE TRANSACTIONS MUST BE
                                         REPORTED EVEN THOUGH THEY DO NOT
                                         HAVE TO BE PRE-CLEARED. SEE
                                         "REPORTING AND CERTIFICATION
                                         REQUIREMENTS."

                                    An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception that has similar characteristics to an excepted security or transaction should submit a request in writing to the Firmwide Compliance Manager.

                                    4

                                    Requesting Pre-Clearance

                                    Clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. Employees are responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the

                                                                          Page 7
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    information that he or she may possess about the securities or the issuer. The Compliance Group will maintain a confidential log of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are subject to special clearance by the Chief Compliance Officer or the General Counsel or their designee, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                                    RESTRICTIONS ON COVERED TRANSACTIONS

                                    Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A. related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

                                    THE RESTRICTIONS AND BLACKOUT PERIODS
                                    PROSCRIBED BELOW ARE DESIGNED TO AVOID
                                    CONFLICT WITH OUR CLIENTS' INTERESTS.
                                    HOWEVER, PATTERNS OF TRADING THAT MEET THE
                                    LETTER OF THE RESTRICTIONS BUT ARE INTENDED
                                    TO CIRCUMVENT THE RESTRICTIONS ARE
                                    PROHIBITED. IT IS EXPECTED THAT EMPLOYEES
                                    WILL COMPLY WITH THE RESTRICTIONS BELOW IN
                                    GOOD FAITH AND CONDUCT THEIR PERSONAL
                                    SECURITIES TRANSACTIONS IN KEEPING WITH THE
                                    INTENDED PURPOSE OF THIS CODE.

                                    1

                                    Blackout Periods

                                    No Employee may engage in Covered
                                    Transactions involving securities or
                                    instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                                                                          Page 8
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    Employee Blackout Periods

                                    An Employee will be denied pre-clearance for Covered Transactions that are:

                                    -    being bought or sold on behalf
                                         of clients until one trading day
                                         after such buying or selling is
                                         completed or canceled.

                                    -    the subject of a new or changed
                                         action recommendation from a
                                         research analyst until 10
                                         business days following the
                                         issuance of such recommendation;

                                    -    the subject of a reiterated but
                                         unchanged recommendation from a
                                         research analyst until 2
                                         business days following
                                         re-issuance of the
                                         recommendation.

                                    Portfolio Manager Additional Blackout Period

                                    In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

                                    Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Compliance Group.

                                    2

                                    Short Term Trading

                                    THE CODE STRONGLY DISCOURAGES SHORT TERM
                                    TRADING BY EMPLOYEES. In addition, no
                                    Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading". The 60 day prohibition does not apply to transactions resulting in a loss.

                                    3

                                    Securities of Brokerage Firms

                                    Employees engaged in equity or bond trading and Employees with portfolio management responsibility for client accounts may not engage in personal

                                                                          Page 9
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer.

                                    4

                                    Short Sales, Options and Margin Transactions
                                    THE CODE STRONGLY DISCOURAGES SHORT SALES,
                                    OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, Employees may engage in short sales, options and margin transactions, however, Employees engaging in such transactions should recognize the danger of being "frozen" or subject to a forced dose out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to dose out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

                                    Particular attention should be paid to
                                    margin transactions. Employees should
                                    understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. Employees engaging in margin transactions should be dear that exceptions will not be granted after the fact for these violations.

                                    5

                                    Derivatives

                                    Transactions in derivative instruments shall be restricted in the same manner as the underlying security. Employees engaging in derivative transactions are reminded to pay particular attention to paragraph 4 above.

                                    6

                                    Initial Public Offerings ("IPOs")

                                    No Employee may engage in personal
                                    transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of dosed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval

                                                                         Page 10
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

                                    7

                                    Private Placements

                                    EMPLOYEES MAY NOT PURCHASE SECURITIES IN
                                    PRIVATE PLACEMENTS (INCLUDING NON-AFFILIATED
                                    HEDGE FUNDS) UNLESS APPROVAL OF THE CHIEF
                                    COMPLIANCE OFFICER, THE GENERAL COUNSEL OR
                                    THEIR RESPECTIVE DESIGNEE HAS BEEN OBTAINED.
                                    This approval will be based upon a
                                    determination that the investment
                                    opportunity need not be reserved for
                                    clients, that the Employee is not being
                                    offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

                                    OPEN-END MUTUAL FUND TRANSACTIONS

                                    Wellington Management requires that
                                    Employees engaging in mutual fund
                                    investments ensure that all investments in open-end mutual funds comply with the fund's rules regarding purchases, redemptions, and exchanges.

                                    Notwithstanding the above, the firm has a fiduciary relationship with the funds for which it serves as investment adviser or sub-adviser. Accordingly, Employees may not engage in any activity in the funds advised or sub-advised by Wellington Management that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders. Employees are further prohibited from benefiting from or enabling others to benefit from, information about contemplated or actual securities trades in any mutual fund portfolio sub-advised by Wellington Management. (See "Ethical Considerations Regarding Confidentiality")

EXEMPTIVE PROCEDURE                 In cases of hardship, the Firmwide
FOR PERSONAL TRADING                Compliance Manager, the General Counsel, or
                                    their respective designee can grant
                                    exemptions from the personal trading
                                    restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

                                    Any Employee seeking an exemption should submit a written request to the Firmwide Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are-intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

                                    Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

REPORTING AND CERTIFICATION         Records of personal securities transactions
REQUIREMENTS                        by Employees and their immediate family
                                    members will be maintained. All Employees are subject to the following reporting and certification requirements:

                                    1

                                    Initial Holdings Report

                                    New Employees are required to file an
                                    Initial Holdings Report and a Disciplinary
                                    Action Disclosure form within ten (10)
                                    calendar days of joining the firm. New
                                    Employees must disclose all of their
                                    security holdings in Covered Transactions, including private placement securities, at this time. New Employees are also required to disclose all of their brokerage accounts at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

                                    2

                                    Duplicate Brokerage Confirmations

                                    Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their securities transactions to the Compliance Group. Brokerage firms are accustomed to providing this service.

                                                                         Page 12
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    To arrange for the delivery of duplicate confirmations, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group or the Wellington Management intranet. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by electronic filings from securities depositories. Employees should not send the completed forms to their brokers directly.

                                    If under local market practice, brokers are not willing to deliver duplicate confirmations to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade.

                                    3

                                    Quarterly Reporting of Transactions and
                                    Brokerage Accounts

                                    SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 10 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

                                    At the end of each calendar quarter,
                                    Employees will be reminded of the SEC filing requirement. An Employee that fails to file within the SEC's 10 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the required filings are made.

                                    Transactions during the quarter as
                                    periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

                                                                         Page 13
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    ALL EMPLOYEES ARE REQUIRED TO SUBMIT A
                                    QUARTERLY REPORT, EVEN IF THERE WERE NO
                                    REPORTABLE TRANSACTIONS DURING THE QUARTER.
                                    THE QUARTERLY REPORT MUST INCLUDE
                                    INFORMATION REGARDING:

                                    -    all Covered Transactions (as
                                         defined on page 6);

                                    -    any new brokerage account
                                         established during the quarter
                                         including the name of the
                                         broker, dealer or bank and the
                                         date the account was
                                         established; and

                                    -    non-volitional transactions (as
                                         described on page 7 and below).

                                    Non-volitional transactions must be reported even though pre-clearance is not required and the nature of the transaction must be dearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

                                    4

                                    Annual Holdings Report

                                    SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered Transactions and those that must be reported as indicated in the prior section.

                                    Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

                                    5

                                    Quarterly Certifications

                                    As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

                                                                         Page 14
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management Company
                                    Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    6

                                    Annual Certifications

                                    As part of the annual reporting process on the COEC, each Employee is required to certify that:

                                    -    The Employee has read the Code
                                         and understands its terms and
                                         requirements;

                                    -    The Employee has complied with
                                         the Code during the course of
                                         his or her association with the
                                         firm;

                                    -    The Employee has disclosed and
                                         reported all personal securities
                                         transactions and brokerage
                                         accounts required to be
                                         disclosed or reported;

                                    -    The Employee will continue to
                                         comply with the Code in the
                                         future;

                                    -    The Employee will promptly report to
                                         the Compliance Group, the General
                                         Counsel, or the Chair of the Ethics
                                         Committee any violation or possible
                                         violation of the Code of which the
                                         Employee becomes aware; and

                                    -    The Employee understands that a
                                         violation of the Code may be grounds
                                         for disciplinary action or termination
                                         and may also be a violation of federal
                                         and/or state securities laws.

                                    7

                                    Review of Reports and Additional Requests

                                    All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Firmwide Compliance Manager or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

GIFTS, TRAVEL AND                   Occasionally, Employees may be offered, or
ENTERTAINMENT                       may receive, gifts from clients, brokers,
OPPORTUNITIES,                      vendors, or other organizations with whom
AND SENSITIVE PAYMENTS              the firm transacts business. The giving and
                                    receiving of gifts and opportunities to
                                    travel attend  entertainment events are
                                    subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                                    1

                                    General Principles Applicable to Gifts,
                                    Travel and Entertainment Opportunities, and
                                    Sensitive Payments

                                    Giving and receiving gifts and participating in entertainment events cannot occur if the frequency and/or value of a gift or entertainment event may be considered excessive or extravagant. No gift, travel and entertainment

                                                                         Page 15
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    opportunity or payment may be made by the firm or any Employee to any outside party for the purpose of securing or retaining business for Wellington Management, or for influencing any decision on its behalf. If giving or receiving a gift, travel and entertainment opportunity or sensitive payment would create or appear to create a conflict with the interests of our clients or the firm, such gift, travel and entertainment opportunity or sensitive payment is not permitted. With regard to gifts and entertainment opportunities received as permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

                                    2

                                    Accepting Gifts

                                    Acceptance of cash (including cash
                                    equivalents such as gift certificates,
                                    bonds, securities or other items that may be readily converted to cash) or gifts that may be considered excessive or extravagant, as measured by the total value or quantity of the gift(s), is prohibited.

                                    Gifts (other than entertainment tickets) of a nominal value (i.e., gifts whose reasonable value is no more than $100) and promotional items (e.g., pens, mugs, t-shirts and other logo bearing items) may be accepted.

                                    If an Employee receives any gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                                    Gifts that are directed to Wellington
                                    Management as a firm should be cleared with the Employee's Business Manager. Such gifts, if approved, will be accepted on behalf of, and treated as the property of, the firm.

                                    3

                                    Accepting Travel and Entertainment
                                    Opportunities

                                    Wellington Management recognizes that
                                    gatherings with representatives from
                                    organizations with whom the firm transacts business, such as brokers, vendors, and clients, are important relationship building exercises. Accordingly, occasional participation in lunches, dinners, cocktail parties, concerts, theater events, golf or other sporting activities or outings is not prohibited. However, before accepting an invitation to an activity or outing that is high profile,

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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    unusual, or otherwise outside the scope of the above, Employees must dear their participation with their Business Manager. Similarly, under such circumstances, Business Managers must dear their participation with the Chief Executive Officer or the Chair of the Ethics Committee. Employees should exercise reasonable business judgment with respect to their participation in such events, and demonstrate high standards of personal conduct when in attendance. Participation in an entertainment opportunity that may be considered excessive or extravagant, as measured by the total value or number of Wellington Management participants, is prohibited.

                                    Employees should be particularly sensitive with respect to the totality of the expenses related to entertainment opportunities, and ensure that expenses related to tickets, travel and lodging, car and limousine services, and air travel comply with the following requirements:

                                    -    Entertainment Tickets

                                    Employees may be offered tickets to a
                                    variety of events for business entertainment purposes. Tickets may be accepted under the following circumstances: If the host is present with the Employee at the event, an Employee may accept tickets with a FACE VALUE of $250 or less. If the FACE VALUE of the ticket exceeds $250, the Employee must reimburse the host the amount of the excess. If the host is not present, the Employee may only accept the tickets if the Employee reimburses the host for the TOTAL FACE VALUE of the tickets. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to accepting any tickets.

                                    -    Travel and Lodging

                                    Business related travel and lodging must be paid for by Wellington Management. Entertainment related travel and lodging must be paid for by the Employee. In the event that an Employee receives an invitation to, and is approved to attend, an entertainment event (including a ticketed event as described above) for which the travel and lodgings are arranged and secured by the host, the Employee may not attend unless the Employee reimburses the host for the reasonable equivalent cost of such travel and lodging (e.g., full airfare, ground transportation and hotel). It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event.

                                    -    Car and Limousine Services

                                                                         Page 17
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    When accompanied by a host, Employees should exercise reasonable business judgment with respect to accepting rides in limousines and car services. Except where circumstances warrant (e.g., where safety is a concern), Employees are discouraged from accepting limousine and car services paid for by a host when the host is not present.

                                    - Air Travel

                                    Employees are not permitted to accept a gift of air travel in connection with any entertainment related activity. The cost of airfare, as determined by Wellington Management's Travel Manager, must be paid by the Employee. The host must accept reimbursement of the cost of a ticket for a commercial flight. With respect to private aircraft or charter flights, the host must accept reimbursement equivalent to the cost of a full fare, first class commercial flight, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event. With respect to business related travel, the cost of airfare must be paid by Wellington Management and shall be determined as outlined above. WELLINGTON MANAGEMENT STRONGLY DISCOURAGES THE USE OF PRIVATE AIRCRAFT OR CHARTER FLIGHTS FOR BUSINESS OR ENTERTAINMENT RELATED TRAVEL.

                                    4

                                    Solicitation of Gifts, Contributions, or
                                    Sponsorships

                                    Employees may not solicit gifts,
                                    entertainment tickets, gratuities,
                                    contributions (including charitable
                                    contributions), or sponsorships from
                                    brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, Employees are prohibited from making such requests through Wellington Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

                                    5

                                    Giving Gifts (other than Entertainment
                                    Opportunities)

                                    In appropriate circumstances, it may be
                                    acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the

                                                                         Page 18
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

                                    Employees should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

                                    6

                                    Providing Entertainment Opportunities

                                    Employees are not permitted to source
                                    tickets to entertainment events from
                                    Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, Employees are prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

                                    CLIENT EVENTS AND ENTERTAINMENT ORGANIZED,
                                    HOSTED AND ATTENDED BY AT LEAST ONE
                                    WELLINGTON MANAGEMENT EMPLOYEE ARE NOT
                                    SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE
                                    THE SCOPE OF THIS CODE.

                                    7

                                    Sensitive Payments

                                    Employees must not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                                    -    Use of the firm's name or funds
                                         to support political candidates
                                         or issues, or elected or
                                         appointed government officials.

                                    -    Payment or receipt of bribes,
                                         kickbacks, or payment or receipt
                                         of any money in violation of any
                                         law applicable to the
                                         transaction.

                                    -    Payments to government officials
                                         or government employees that are
                                         unlawful or otherwise not in
                                         accordance with regulatory rules
                                         and generally accepted business
                                         practices of the governing
                                         jurisdiction.

                                                                         Page 19
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

                                    These provisions do not preclude an
                                    Employee's ability to make personal
                                    contributions, provided such contributions meet the standards described above. Employees making contributions or payments of any kind may do so in their capacity as individuals, but may not use or in any way associate Wellington Management's name with such contributions or payments.

                                    8

                                    Questions and Clarifications

                                    Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

OTHER ACTIVITIES                    Outside Activities

                                    All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information. Employees that engage in outside business affiliations and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

                                    Outside Employment

                                    Employees may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. New Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

                                                                         Page 20
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                                    Wellington Management Company, LLP
                                    Wellington Trust Company, NA
                                    Wellington Management International Ltd
                                    Wellington International Management
                                    Company Pte Ltd.
                                    Wellington Global Investment Management Ltd

                                    CODE OF ETHICS

VIOLATIONS OF THE                   COMPLIANCE WITH THE CODE IS EXPECTED AND
CODE OF ETHICS                      VIOLATIONS OF ITS PROVISIONS ARE TAKEN
                                    SERIOUSLY. EMPLOYEES MUST RECOGNIZE THAT THE
                                    CODE IS A CONDITION OF EMPLOYMENT WITH THE
                                    FIRM AND A SERIOUS VIOLATION OF THE CODE OR
                                    RELATED POLICIES MAY RESULT IN DISMISSAL.
                                    SINCE MANY PROVISIONS OF THE CODE ALSO
                                    REFLECT PROVISIONS OF THE US SECURITIES
                                    LAWS, EMPLOYEES SHOULD BE AWARE THAT
                                    VIOLATIONS COULD ALSO LEAD TO REGULATORY
                                    ENFORCEMENT ACTION RESULTING IN SUSPENSION
                                    OR EXPULSION FROM THE SECURITIES BUSINESS,
                                    FINES AND PENALTIES, AND IMPRISONMENT.

                                    The Compliance Group is responsible for
                                    monitoring compliance with the Code.
                                    Violations or potential violations of the Code will be considered by the Chief Compliance Officer, the General Counsel, and the Chair of the Ethics Committee who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

                                    Violations of the Code's personal trading restrictions will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

                                    Violations of the Code's reporting and
                                    certification requirements may result in a suspension of personal trading privileges or other sanctions.

FURTHER INFORMATION                 Questions regarding interpretation of this
                                    Code or questions related to specific
                                    situations should be directed to the Chief
                                    Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

                                    Revised: July 1, 2004

CODE OF ETHICS PERSONAL SECURITIES TRANSACTIONS                       Appendix A

YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government )

Municipal Bonds
Stock
Closed End Funds
Sector ETFs (e.g., energy SPDR)
Other ETFs that are narrowly defined or organized as something other than an open-end fund (e.g., HOLDRs)

Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds not managed by WMC) Limited Liability Company Interests (including hedge funds not managed by WMC) Options on Securities
Warrants Rights
Rights

YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:

Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a non-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to a donee other than a non-profit if the donee represents that he/she has no present intention of selling the security; if there is present intention to sell the security then the transaction requires pre-clearance
Corporate Actions(splits, tender offers, mergers, stock dividends, etc.)

YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:

Open-end Mutual Funds
SPDRs (Broad-based)
Ishares (Broad-based)
QUBEs
DIAMONDs
VIPERS (Broad-based)
Variable Insurance Products
Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions